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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 16, 2000



                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                         1-13925                       38-3389456
(State or other                (Commission                   (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)



                       755 West Big Beaver Road, Suite 800
                              Troy, Michigan 48084
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (248) 362-8800

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ITEM 5.  OTHER EVENTS.

         On June 16, 2000, Championship Auto Racing Teams, Inc. (the "Company") issued a news release with respect to changes in its senior management, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of June, 2000.


                                            CHAMPIONSHIP AUTO RACING TEAMS, INC.


                                            By: /s/ Randy K. Dzierzawski
                                               ---------------------------------
                                                Randy K. Dzierzawski,
                                                Chief Financial Officer

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                                   APPENDIX A

FOR IMMEDIATE RELEASE
Contact:  Randy K. Dzierzawski, Ron Richards or Mike Zizzo (248) 362-8800

CHAMPIONSHIP AUTO RACING TEAMS, INC. APPOINTS BOBBY RAHAL AS INTERIM CEO TO REPLACE ANDREW H. CRAIG

DETROIT (June 16, 2000) - Championship Auto Racing Teams, Inc. (NYSE:MPH) announced today that Andrew H. Craig, Chairman, Chief Executive Officer and President, has resigned his offices with the Company to pursue other business alternatives. At the request of the Company's Board of Directors, Mr. Craig, who joined the Company in 1994, has agreed to remain as a consultant for the Company for a period of 12 months.

The Company also announced that three-time CART driving champion and Team Rahal owner Bobby Rahal will serve as the interim President and CEO pending selection of a new Chief Executive Officer. The Company also announced that James F. Hardymon has been elected by the Board of Directors to the position of Chairman of the Board. Mr. Hardymon was formerly the Chairman and Chief Executive Officer of Textron, Inc.

Mr. Hardymon stated: "The Board of Directors wishes to thank Mr. Craig for his outstanding efforts in moving the Company forward during the last six years, including his significant role in the Company's initial public offering in 1998."

Mr. Craig stated: "I have enjoyed my six years at Championship Auto Racing Teams. During this time, the Company has grown from a privately-held company with revenues of approximately $25 million to a publicly-held company almost three times the size. However, a motorsports sanctioning body is only as good as its race teams, and it is a great tribute to them that the Company has prospered over the years. I now want to move in another direction, but I remain committed to assist the Board in a consulting capacity during the transition."

Championship Auto Racing Teams, Inc. (NYSE: MPH) owns, operates and markets the FedEx Championship Series. Champions Juan Montoya, Michael Andretti and Jimmy Vasser are among the drivers who battle for the FedEx Championship Series title on oval circuits as well as temporary and permanent road courses. CART also owns and operates its top two development series, the Dayton Indy Lights Championship and the Toyota Atlantic Championship. Learn more about CART's open-wheel racing series at www.cart.com .

This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the parties believe that the expectations reflected in such forward-looking statements

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are reasonable, they can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the parties' expectations due to changes in corporate performance, industry factors, continued due diligence by the parties, and other operational and economical factors. Additional information on potential factors that could affect the Company's financial results are included in the reports filed with the SEC, including its Form 10-K.